     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2000.
                                                   REGISTRATION NO. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                           ULTIMATE ELECTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ----------------------------------

          DELAWARE                                             84-0585211
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

        321 WEST 84TH AVENUE, SUITE A, THORNTON, CO 80260 (303) 412-2500 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           2000 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN

                              (FULL TITLE OF PLAN)

   ALAN E. KESSOCK                                     WITH A COPY TO:
CHIEF FINANCIAL OFFICER                             PATRICIA PETERSON, ESQ.
321 WEST 84TH AVENUE, SUITE A                      DAVIS, GRAHAM & STUBBS LLP
 THORNTON, COLORADO 80260                         370 17TH STREET, SUITE 4700
    (303) 412-2500                                  DENVER, COLORADO  80202

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                           CALCULATION OF REGISTRATION FEE
------------------------------- -------------------- ------------------ --------------------- ------------------
    TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
 SECURITIES TO BE REGISTERED                          OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
                                   AMOUNT TO BE        PER SHARE(1)           PRICE(1)        REGISTRATION FEE
                                    REGISTERED
------------------------------- -------------------- ------------------ --------------------- ------------------
COMMON STOCK ($.01 PAR              700,000(2)            $25.50            $17,850,000           $4,712.40
VALUE)
------------------------------- -------------------- ------------------ --------------------- ------------------

      (1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on July 19, 2000 as quoted on NASDAQ.
      (2) Includes 300,000 shares of Ultimate Electronics, Inc. common stock authorized for issuance under the 2000 Equity Incentive Plan and 400,000 000 shares of Ultimate Electronics, Inc. common stock authorized for issuance under the Employee Stock Purchase Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended January 31, 2000, filed with the Commission on May 1, 2000.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000, filed with the Commission on June 14, 2000.

         (c) The Registrant's Current Report on Form 8-K as filed with the Commission on February 11, 2000 announcing the Registrant's intention to redeem its outstanding 10.25% mortgage bonds on March 31, 2000.

         (d) The Registrant's Current Report on Form 8-K as filed with the Commission on February 11, 2000 announcing the Registrant's change in accounting for insured extended service contracts and the resulting restatement of previously published financial statements.

         (e) The description of Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed on October 5, 1993, including any amendments or reports filed for the purpose of updating such descriptions.

         (f) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Form 8-A as filed with the Commission in February 1995.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.       DESCRIPTION OF SECURITIES.

         Not applicable.

5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("Delaware Law") permits, subject to certain conditions, a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director officer, employee or agent in connection with the threatened, pending or completed actions, suits and proceedings (other than actions by or in the right of the corporation) in or to which any of such persons is a party or is threatened to be made a party.

         Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors, officers and employees. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in connection with:

         - any breach of the director's duty of loyalty to Ultimate Electronics or our stockholders;
         - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         -   violations of Section 174 of the DGCL; or
         - any transaction from which the director derives an improper personal benefit.

         The certificate of incorporation and our bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted under applicable laws and the laws of the State of Delaware currently in effect and as amended from time to time, against all liability and expense incurred by reason of the fact that he or she is or was a director or officer of Ultimate Electronics or serving Ultimate Electronics in other capacities. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Ultimate Electronics has entered into agreements to indemnify our directors and officers which are intended to provide the maximum indemnification permitted by Delaware law. These agreements, among other things, indemnify each of them for certain liabilities and expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of Ultimate Electronics, on account of such director's service with Ultimate Electronics.

7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

8.       EXHIBITS

         4.1      2000 Equity Incentive Plan.

         4.2      Employee Stock Purchase Plan.

         5.1      Opinion and Consent of Davis, Graham & Stubbs LLP.

         23.1     Consent of Counsel.  See Exhibit 5.1.

         23.2     Consent of Ernst & Young LLP.

         25.1     Power of Attorney.  Included on signature page.

9.       UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the

         Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thornton, State of Colorado, on the 20th day of July, 2000.

                                 ULTIMATE ELECTRONICS, INC.



                                 By: /s/ Alan E. Kessock
                                    ------------------------------
                                    Alan E. Kessock
                                    Chief Financial Officer, Secretary



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, J. Edward McEntire, David J. Workman and Alan E. Kessock or any of them, with full power to act alone as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                              Title                                               Date

 /s/ William J. Pearse                      Chairman of the Board of Directors                   July 20, 2000
------------------------------------
William J. Pearse

 /s/ J. Edward McEntire                     Chief Executive Officer and Director                 July 20, 2000
------------------------------------        (Principal Executive Officer)
J. Edward McEntire

 /s/ David J. Workman                       President, Chief Operating Officer and               July 20, 2000
------------------------------------        Director
David J. Workman




 /s/ Alan E. Kessock
------------------------------------        Senior Vice President--Finance,                      July 20, 2000
Alan E. Kessock                             Chief Financial Officer, Secretary,
                                            Treasurer and Director
                                            (Principal Accounting Officer)

 /s/ Neal A. Bobrick                        Senior Vice President - Sales and Marketing          July 20, 2000
------------------------------------
Neal A. Bobrick

 /s/ Robert W. Beale
------------------------------------        Director                                             July 20, 2000
Robert W. Beale

 /s/ Randall F. Bellows
------------------------------------        Director                                             July 20, 2000
Randall F. Bellows


                                  EXHIBIT INDEX

Exhibit                                                             Sequential
  No.                     Description                                 Page No.

4.1               2000 Equity Incentive Plan

4.2               Employee Stock Purchase Plan

5.1               Opinion and Consent of Davis, Graham & Stubbs LLP.

23.1              Consent of Counsel.  See Exhibit 5.1.

23.2              Consent of Ernst & Young LLP.

25.1              Power of Attorney.  Included on Signature Page.
